Translation of Letter Dated November 16, 1998

From:    Deutsche Bank, Mr. Jakobi
         Blumenstrasse 13, 42849 Remscheid, Germany

To:      IKS Klingelnberg GmbH
         In der Fleute 18, 42897 Remscheid, Germany

Increase of Lines of Credit

Gentlemen:

This is in reference to our discussion at your office on November 3.

As requested, we confirm to you that we will increase the current line of credit by an amount of US$ 5,000,000.00 subject to the final approval of our internal Credit Committee.

We expect that our Credit Committee will approve this increase and we look forward to strengthening our business relationship.